UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

SCHEDULE 14A INFORMATION

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Securities Exchange Act of 1934

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FORTIVE CORPORATION

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FORTIVE CHANGES ITS 2020 ANNUAL MEETING OF SHAREHOLDERS TO A VIRTUAL ONLY MEETING FORMAT

EVERETT, WA, May 14, 2020 — Fortive Corporation (“Fortive”) (NYSE: FTV) announced today that, as a result of the COVID-19 pandemic and the corresponding public health and travel concerns of its shareholders, directors, officers, employees and service providers, Fortive has changed the location of its 2020 Annual Meeting of Shareholders to a virtual only meeting format. The meeting will be held online only through audio webcast and will begin at 3:00 PM PDT on June 2, 2020, as previously scheduled.

Shareholders of record as of April 6, 2020 can attend the 2020 Annual Meeting, including to vote their shares and ask questions, by accessing www.virtualshareholdermeeting.com/FTV2020 shortly prior to the scheduled start of the meeting and entering the 16-digit control number on the proxy card, voting instruction form or notice of availability of proxy materials previously furnished. Guests may join the 2020 Annual Meeting without entering a 16-digit control number but will not be able to vote or ask questions.

The rules and procedures applicable to the meeting, together with a list of shareholders of record for inspection for any legally valid purpose, will be available for the participating shareholders of record at www.virtualshareholdermeeting.com/FTV2020.

Shareholders who have already voted do not need to vote again. Whether or not shareholders plan to participate in the virtual-only meeting, Fortive urges shareholders to submit their vote in advance of the meeting by one of the methods described in the previously distributed proxy materials.

Technical support number will be posted on the virtual shareholder meeting log-in page for any shareholders encountering difficulties accessing the meeting during the check-in or meeting time.

ABOUT FORTIVE

Fortive is a diversified industrial technology growth company comprised of Professional Instrumentation and Industrial Technologies businesses that are recognized leaders in attractive markets. Fortive’s well-known brands hold leading positions in field solutions, product realization, sensing technologies, transportation technologies, and franchise distribution. Fortive is headquartered in Everett, Washington and employs a team of more than 25,000 research and development, manufacturing, sales, distribution, service and administrative employees in more than 50 countries around the world. With a culture rooted in continuous improvement, the core of our company’s operating model is the Fortive Business System. For more information please visit: www.fortive.com.

CONTACT

Griffin Whitney

Vice President, Investor Relations

Fortive Corporation

6920 Seaway Boulevard

Everett, WA 98203

Telephone: (425) 446-5000